As filed with the Securities and Exchange Commission on June 18, 2008.

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHESAPEAKE ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	73-1395733 (I.R.S. Employer Identification No.)
6100 North Western Avenue Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73118 (Zip Code)

CHESAPEAKE ENERGY CORPORATION AMENDED AND RESTATED
LONG TERM INCENTIVE PLAN
(Full Title of the Plan)

Aubrey K. McClendon
Chairman of the Board and
Chief Executive Officer
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118
(Name and Address of Agent For Service)
(405) 848-8000
(Telephone Number, Including Area Code,
of Agent for Service)
Copies to: Connie S. Stamets, Esq. Bracewell & Giuliani LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202-2711

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $.01 par value per share	8,000,000	$58.58	$468,640,000	$18,418

(1)	Pursuant to Rule 416, there are registered hereunder such indeterminate number of additional shares as may become issuable as a result of the anti-dilution provisions of the plan.
(2)
Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on the average of the high and low prices of the common stock of Chesapeake Energy Corporation reported on the New York Stock Exchange on June 12, 2008.

EXPLANATORY NOTE

By this registration statement, Chesapeake Energy Corporation is registering an additional 8,000,000 shares of its common stock, $.01 par value, issuable under the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan.  The company has previously filed registration statements relating to 3,000,000 shares of its common stock issuable under the plan (SEC File No. 333-126191 filed on June 28, 2005), an additional 4,000,000 shares of its common stock issuable under the plan (SEC File No. 333-135949 filed on July 21, 2006) and an additional 10,000,000 shares of its common stock issuable under the plan (SEC File No. 333-143990 filed on June 22, 2007).  The contents of these prior registration statements are incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the company filed with the Securities and Exchange Commission are incorporated by reference into this registration statement:

(a) The company’s annual report on Form 10-K for its fiscal year ended December 31, 2007 filed on February 29, 2008;

(b) The company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008 filed on May 12, 2008;

(c) The company’s current reports on Form 8-K filed on January 4, 2008, January 24, 2008, March 20, 2008, March 26, 2008, April 1, 2008, April 16, 2008, April 18, 2008, May 12, 2008, May 23, 2008, May 27, 2008, May 29, 2008, June 4, 2008, June 11, 2008 and June 12, 2008 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K).

(d) The description of the company's common stock contained in the registration statement on Form 8-B (No. 001-13726), including the amendment to such description filed on Form 8-K on March 26, 2008, and any other amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K) subsequent to the date of this filing and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

For a list of exhibits to this registration statement, see the Exhibit Index, which is incorporated into this item by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on June 18, 2008.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon
Chairman of hte Board and Chief Executive Officer

Each person whose signature appears below authorizes Aubrey K. McClendon and Marcus C. Rowland, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the company and to file any amendments to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 18, 2008.

SIGNATURE	TITLE

/s/ Aubrey K. McClendon	Chairman of the Board, Chief
Aubrey K. McClendon	Executive Officer & Director
(Principal Executive Officer)

/s/ Marcus C. Rowland	Executive Vice President & Chief
Marcus C. Rowland	Financial Officer
(Principal Financial Officer)

/s/ Michael A. Johnson	Senior Vice President – Accounting,
Michael A. Johnson	Controller & Chief Accounting Officer
(Principal Accounting Officer)

/s/ Richard K. Davidson	Director
Richard K. Davidson

/s/ Frank Keating	Director
Frank Keating

/s/ Breene M. Kerr	Director
Breene M. Kerr

/s/ Merrill A. Miller, Jr.	Director
Merrill A. Miller, Jr.

/s/ Charles T. Maxwell	Director
Charles T. Maxwell

/s/ Don L. Nickles	Director
Don L. Nickles

/s/ Frederick B. Whittemore	Director
Frederick B. Whittemore

EXHIBIT INDEX

Exhibit Number	Description

4.1.1
Restated Certificate of Incorporation of the Registrant, as amended. Incorporated herein by reference to Exhibit 3.1.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.

4.1.2
Certificate of Designation for Series A Junior Participating Preferred Stock, as amended.  Incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2006.

4.1.3*	Certificate of Designation for 4.125% Cumulative Convertible Preferred Stock, as amended.

4.1.4
Certificate of Designation for 5% Cumulative Convertible Preferred Stock (Series 2005).  Incorporated herein by reference to Exhibit 3.1.5 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2007.

4.1.5	Certificate of Designation for 4.5% Cumulative Convertible Preferred Stock. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed September 15, 2005.

4.1.6*	Certificate of Designation for 5% Cumulative Convertible Preferred Stock (Series 2005B), as amended.

4.1.7
Certificate of Designation for 6.25% Mandatory Convertible Preferred Stock, as amended.  Incorporated herein by reference to Exhibit 3.1.7 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2007.

4.2	Bylaws of the Registrant. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed June 13, 2007.

4.3
Rights Agreement dated July 15, 1998 between the Registrant and UMB Bank, N.A., as Rights Agent.  Incorporated herein by reference to Exhibit 1 to the Registrant’s registration statement on Form 8-A filed July 16, 1998.  Amendment No. 1 dated September 11, 1998.  Incorporated herein by reference to Exhibit 10.3 to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 1998.  Amendment No. 2 dated March 3, 2006.  Incorporated herein by reference to Exhibit 10.6.1 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2005.

5.1*	Opinion of Bracewell & Giuliani LLP regarding the validity of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3*	Consent of Data & Consulting Services Division of Schlumberger Technology Corporation

23.4*	Consent of Lee Keeling and Associates, Inc.

23.5*	Consent of Ryder Scott Company, L.P.

23.6*	Consent of LaRoche Petroleum Consultants, Ltd.

23.7	Consent of Bracewell & Giuliani LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1*	Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan

* Filed herewith